NEWS RELEASE ENSCO INTERNATIONAL INCORPORATED
500 N. Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO International Announces Agreement to Construct

New Ultra-Deepwater Semisubmersible Rig

Dallas, Texas, June 7, 2007 … ENSCO International Incorporated (NYSE:  ESV) announced that one of its subsidiaries has entered into an agreement with the Keppel FELS Limited (Keppel FELS) Shipyard in Singapore to construct an ultra-deepwater semisubmersible rig to be named ENSCO 8503. The total project cost of ENSCO 8503 is currently estimated to be approximately $427 million, with delivery expected to be in the third quarter of 2010.

ENSCO 8503 is the Company’s fourth semisubmersible rig in the ENSCO 8500 Series™. It will be the Company’s fifth deepwater semisubmersible rig, joining the three other 8500 Series™ rigs and ENSCO 7500, which was delivered in 2000.  The first three ENSCO 8500 Series™ rigs under construction by Keppel FELS, ENSCO 8500, ENSCO 8501 and ENSCO 8502, remain on schedule and on budget with expected deliveries in the second quarter of 2008, first quarter of 2009 and late fourth quarter 2009, respectively.  ENSCO 8500 and ENSCO 8501 are both committed under long-term drilling contracts beginning upon delivery.

The ENSCO 8500 Series™ deepwater semisubmersibles are enhanced versions of ENSCO 7500, and are based upon an ENSCO proprietary design.  The 8500 Series™ rigs will be capable of drilling in up to 8,500 feet of water, and can readily be upgraded to 10,000 feet water-depth capability if required.  Enhancements include a two million pound quad derrick, offline pipe handling capability, increased drilling capacity, greater variable deck load, and improved automatic station keeping ability.  With these features, the 8500 Series™ rigs will be especially well-suited for deepwater development drilling.

Daniel W. Rabun, ENSCO’s Chairman, President and Chief Executive Officer, commented:  “Today marks another milestone in our commitment to our strategic objective of expanding our deepwater fleet through our ENSCO 8500 SeriesTM proprietary design semisubmersible rigs.  We are taking a balanced approach toward our objective of delivering long-term shareholder value by reinvesting in our business while, at the same time, addressing our capital structure by executing on our stock repurchase program.  We continue to see strong demand for deepwater equipment and believe that our 8500 SeriesTM rigs are a cost-effective approach for addressing the growing deepwater market. We are gratified to again be working with Keppel FELS shipyard on the ENSCO 8503 project.”

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include references to the expected delivery dates and cost of ENSCO 8500, ENSCO 8501, ENSCO 8502, and ENSCO 8503.  It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.  The factors that could cause actual results to differ materially from those in

the forward-looking statements include the following:    (i) delay in the anticipated ENSCO 8500, ENSCO 8501, ENSCO 8502, and ENSCO 8503  delivery dates, (ii) changes in actual cost of these rigs, (iii) general rig construction and design risks, (iv) risks of commissioning and delivery acceptance, (v) risks associated with shipbuilding in foreign jurisdictions, (vi) force majeure events, (vii) renegotiation, nullification, or breach of contracts, and (viii) other risks described from time to time as Risk Factors and otherwise in the Company's SEC filings.  Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscous.com.

All information in this press release is as of June 7, 2007.  The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company’s expectations.

ENSCO, headquartered in Dallas, Texas, owns and operates a modern fleet of offshore drilling rigs servicing the petroleum industry on a global basis.

ENSCO Contact:

Richard LeBlanc

(214) 397-3011